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                                 EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT


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

                                                                                               Percentage
                                                                                               of Voting
                                                                                               Securities
        Name                              Address                  Incorporation                  Owned
        ----                              -------                  -------------               ----------

Speciality Constructors, Inc.             Cedar Crest, NM                NM                        100%
Speciality Management, Inc.               Cedar Crest, NM                NV                        100%
Speciality Coatings, Inc.                 Cedar Crest, NM                NV                        100%
Speciality Combined Resources, Inc.       Laguna Hills, CA               TX                        100%
Speciality Fortress, Inc.                 Cedar Crest, NM                NV                        100%
Speciality Training, Inc.                 Cedar Crest, NM                NV                        100%
Speciality Constructors East, Inc.        Cedar Crest, NM                NV                        100%
Microwave Tower Service, Inc.             Salem, Oregon                  OR                        100%
Novak & Lackey Construction Co., Inc.     Oklahoma City, Oklahoma        OK                        100%
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